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                                  EXHIBIT 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated December 13, 2000 relating to the financial statements and financial statement schedule, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000.


                                                     PricewaterhouseCoopers LLP

New York, New York
August 8, 2001